UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2007

Pure Vanilla eXchange, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52023	98-0442839
(Commission File Number)	(IRS Employer Identification No.)

805 Third Avenue, 15th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

212-972-1600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We borrowed $170,000 from Jed Schutz, a director and principal shareholder, on February 14, 2007 and an additional $170,000 on February 16, 2007. Each of the obligations is represented by a promissory note due with interest at the rate of 2% per annum on the earlier of May 15, 2007 or as such time as we have raised $20 million of financing. The notes are filed as Exhibits 10.1 and 10.2 to this report.

Item 7.01	Regulation FD Disclosure.

We issued a press release on February 20, 2007 announcing the appointment of Stephen A. Erickson, former CFO of EVO Merchant Services, as President of our newly formed Nimble Merchant Group division.

A copy of the press release we issued is furnished as Exhibit 99.1 to this filing and is incorporated by reference into this report.

The information contain in this item shall not be incorporated by reference into any filing we make before or after the date hereof, regardless of any general incorporation language in such filing, unless we make explicit reference to this filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Exhibits.

The following is the index of exhibits furnished in accordance with Item 601 of Regulation S-B, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

10.1	2% Promissory Note Dated February 14, 2007 due May 15, 2007

10.2	2% Promissory Note Dated February 16, 2007 due May 15, 2007

99.1	Press Release dated February 20, 2007 relating to the appointment of Stephen A. Erickson as president of Nimble Merchant Group division.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pure Vanilla eXchange, Inc.

Date: February 23, 2007	By:	/s/ Steven Yevoli
Name: Steven Yevoli
Title: Chief Executive Officer

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